                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   ----------


                                   FORM 8-K/A

                                 Amendment No. 1


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of Earliest Event Reported): April 3, 2001



                     COMPUTER NETWORK TECHNOLOGY CORPORATION
                     ---------------------------------------
               (Exact Name of Registrant as Specified in Charter)



             Minnesota                0-139944              41-1356476
             ---------                --------              ----------
    (State or Other Jurisdiction    (Commission          (I.R.S. Employer
         of Incorporation)          File Number)        Identification No.)



             6000 Nathan Lane North, Minneapolis, MN        55442
             ------------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)



       Registrant's telephone number, including area code: (763) 268-6000


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

         This Form 8-K/A supplements Form 8-K filed on April 17, 2001 with the Securities and Exchange Commission. The Form 8-K described the acquisition by the registrant of Articulent, Inc. Capitalized terms used but not defined herein have the meaning assigned to them in the Form 8-K.

         This document and other announcements we make and our filings with the Securities and Exchange Commission contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about our anticipated allocation of the purchase price to tangible and intangible assets acquired, receipt of orders and their impact on quarterly sales, business strategy, expectations regarding future revenue levels, gross margins, expenses, operating margins and earnings per share, timing of and plans for hiring additional personnel, entering into strategic partnerships, divestiture of Propelis Software, Inc. and other plans, objectives, expectations and intentions that are not historical fact.

         The words "may," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential" or "continue" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of certain risk factors, including but not limited to (i) a final allocation of purchase price may differ from the preliminary review set forth herein; (ii) competitive factors, including pricing pressures; (iii) variability in quarterly sales; (iv) economic trends generally and in various geographic markets; (v) relationships with our strategic partners; (vi) unanticipated risks associated with introducing new products and features; (vii) technological change affecting our products; (viii) the financial performance of Propelis Software, Inc; (ix) our ability to successfully integrate Articulent into our existing businesses; and (x) other events and other important factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission. In addition, there can be no assurance that a divestiture of Propelis Software, Inc. can be completed on favorable terms and conditions. We assume no obligation to update any forward-looking statements. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         The following financial information is being filed in order to satisfy the financial statement information requirement for the Form 8-K filed on April 17, 2001.

         (a)  Financial Statements of Business Acquired:

              Financial Statements of Articulent, Inc.

              Report of Independent Accountants.

              Balance Sheets as of February 28, 2001 and February 29, 2000.

              Statements of Operations for the Years Ended February 28, 2001, February 29, 2000 and February 28, 1999.

              Statements of Stockholder's Equity (Deficit) for the Years Ended February 28, 2001, February 29, 2000 and February 28, 1999.

              Statements of Cash Flows for the Years Ended February 28, 2001 February 29, 2000 and February 28, 1999.

              Notes to Financial Statements.

         (b)  Pro Forma Financial Information:

              Unaudited Pro Forma Combined Financial Information of Computer Network Technology Corporation and Articulent, Inc.

              Description of the Unaudited Pro Forma Combined Financial Information.

              Unaudited Pro Forma Combined Statement of Operations for the Year Ended January 31, 2001.

              Unaudited Pro Forma Combined Statement of Operations for the Three Months Ended April 30, 2001.

              Notes to Unaudited Pro Forma Combined Financial Information.

         (c)  Exhibits:

              23       Consent of Independent Accountants.

              99.1 Calculation of Additional Purchase Price (incorporated by reference to current report on Form 8-K dated April 17,
                       2001).

              99.2 Articulent One-Time Bonus Plan (incorporated by reference to current report on Form 8-K dated April 17, 2001).


                          [Remainder of page is blank.]

Item 7(a).    Financial Statements of Business Acquired



                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholder of Articulent, Inc.:

In our opinion, the accompanying balance sheets and the related statements of operations, stockholder's equity (deficit) and cash flows present fairly, in all material respects, the financial position of Articulent, Inc. at February 28, 2001 and February 29, 2000, and the results of its operations and its cash flows for each of the three years in the period ended February 28, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 13 to the financial statements, the Company was acquired by Computer Network Technology Corporation on April 3, 2001.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
May 23, 2001

                                  BALANCE SHEET
                  AS OF FEBRUARY 28, 2001 AND FEBRUARY 29, 2000



                                                                                   2001                2000

ASSETS
Current assets:
    Cash                                                                      $          3,976   $              -
    Accounts receivable, net of allowance for doubtful accounts of
      $403,581 and $75,000, respectively                                             4,831,838         18,988,730
    Inventories                                                                      8,154,085          5,134,697
    Net deferred income tax asset                                                            -             28,200
    Contract costs in excess of billings                                                     -             96,830
    Prepaid expenses                                                                   265,569             59,000
    Other current assets                                                             1,312,976            165,425
                                                                              ----------------   ----------------

        Total current assets                                                        14,568,444         24,472,882

Fixed assets, net                                                                    3,477,606            877,844
Other long-term assets                                                                  40,464            374,192
Deferred income tax asset                                                                    -             39,000
                                                                              ----------------   ----------------

        Total assets                                                          $     18,086,514  $      25,763,918
                                                                              ================  =================

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
    Accounts payable                                                          $     15,704,265   $      9,011,679
    Accrued expenses                                                                 3,281,906          6,301,134
    Accrued compensation                                                               926,899          1,501,315
    Note payable                                                                     3,768,337          3,303,900
    Deferred revenue                                                                    65,875                  -
                                                                              ----------------   ----------------

        Total current liabilities                                                   23,747,282         20,118,028

Deferred compensation                                                                  396,560            548,767
                                                                              ----------------   ----------------

        Total liabilities                                                           24,143,842         20,666,795
                                                                              ----------------   ----------------

Commitments and contingencies

Stockholder's equity (deficit):
    Preferred stock, $.01 par value; 1,000,000 shares authorized,
      none issued and outstanding                                                            -                  -
    Common stock, $.01 par value; 15,000,000 shares authorized,
      7,501,000 and 7,977,000 issued and outstanding, respectively                      75,010             79,770
    Additional paid-in capital                                                       3,387,523            196,150
    Deferred stock-based compensation                                               (1,146,868)                 -
    Retained earnings (deficit)                                                     (8,372,993)         5,606,603
    Less common stock in treasury, at cost, 0 and 476,000 shares at
      February 28, 2001 and February 29, 2000, respectively                                  -           (785,400)
                                                                              ----------------   ----------------

        Total stockholder's equity (deficit)                                        (6,057,328)         5,097,123
                                                                              ----------------   ----------------

        Total liabilities and stockholder's equity (deficit)                  $     18,086,514   $     25,763,918
                                                                              ================   ================


   The accompanying notes are an integral part of these financial statements.

                             STATEMENT OF OPERATIONS
 FOR THE YEARS ENDED FEBRUARY 28, 2001, FEBRUARY 29, 2000 AND FEBRUARY 28, 1999



                                                         2001               2000               1999

Revenues:
    Systems                                          $ 58,311,812       $ 66,512,920       $ 53,748,726
    Professional services                              10,611,847          3,537,931          2,331,086
                                                     ------------       ------------       ------------

        Total revenues                                 68,923,659         70,050,851         56,079,812
                                                     ------------       ------------       ------------

Costs of revenues:
    Systems                                            49,802,361         52,548,047         40,689,827
    Professional services                               9,296,094          2,236,012          1,897,748
                                                     ------------       ------------       ------------

        Total costs of revenues                        59,098,455         54,784,059         42,587,575
                                                     ------------       ------------       ------------

        Gross profit                                    9,825,204         15,266,792         13,492,237

Operating expenses:
    Sales and marketing                                14,392,823          8,308,709          5,717,501
    General and administrative                          8,513,108          6,179,891          3,331,382
                                                     ------------       ------------       ------------

        Total operating expenses                       22,905,931         14,488,600          9,048,883
                                                     ------------       ------------       ------------

        Income (loss) from operations                 (13,080,727)           778,192          4,443,354

Other income (expense)
    Interest income                                            --            155,802              7,123
    Interest expense                                     (371,804)           (41,806)          (104,097)
    Other income, net                                      73,166             50,498                 --
                                                     ------------       ------------       ------------

        Total other income (expense)                     (298,638)           164,494            (96,974)
                                                     ------------       ------------       ------------

        Income (loss) before state income taxes       (13,379,365)           942,686          4,346,380

Provision (benefit) for state income taxes                (85,741)            66,300            267,000
                                                     ------------       ------------       ------------

        Net income (loss)                            $(13,293,624)      $    876,386       $  4,079,380
                                                     ============       ============       ============

Pro forma data (unaudited):

Historical income (loss) before income taxes          (13,379,365)           942,686          4,346,380

Pro forma provision (benefit) for income taxes         (4,860,600)           377,074          1,738,552
                                                     ------------       ------------       ------------

Pro forma net income (loss)                            (8,518,765)           565,612          2,607,828
                                                     ============       ============       ============




   The accompanying notes are an integral part of these financial statements.

                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
 FOR THE YEARS ENDED FEBRUARY 28, 2001, FEBRUARY 29, 2000 AND FEBRUARY 28, 1999


                                                                          ADDITIONAL      DEFERRED-
                                                     COMMON STOCK          PAID-IN         BASED
                                                  SHARES       AMOUNT      CAPITAL      COMPENSATION

Balance at February 28, 1998                            500  $       -   $     1,000

Shares issued under new company                   7,500,000     75,000
Conversion of shares from merger
  of former company                                     500         10           (10)
Distributions to stockholder
Net income
                                                -----------  ---------   -----------

Balance at February 28, 1999                      7,501,000     75,010           990

Shares issued under stock option plan               476,000      4,760       195,160
Purchase of common stock
Distributions to shareholder
Distributions to former stockholder
Net income
                                                -----------  ---------   -----------

Balance at February 29, 2000                      7,977,000     79,770       196,150

Retirement of treasury stock                       (476,000)    (4,760)     (195,160)
Distributions to stockholder
Deferred stock-based compensation                                          3,386,533   $  (3,386,533)
Amortization of deferred stock-based
  compensation                                                                             2,239,665
Net loss
                                                -----------  ---------   -----------   -------------

Balance at February 28, 2001                      7,501,000  $  75,010   $ 3,387,523   $  (1,146,868)
                                                ===========  =========   ===========   =============


                                                   RETAINED
                                                  EARNINGS        TREASURY STOCK
                                                  (DEFICIT)     SHARES         COST         TOTAL

Balance at February 28, 1998                    $   2,388,820                           $  2,389,820

Shares issued under new company                       (75,000)                                     -
Conversion of shares from merger
  of former company                                                                                -
Distributions to stockholder                         (118,055)                              (118,055)
Net income                                          4,079,380                              4,079,380
                                                -------------                           ------------

Balance at February 28, 1999                        6,275,145                              6,351,145

Shares issued under stock option plan                                                        199,920
Purchase of common stock                                         476,000   $  (785,400)     (785,400)
Distributions to shareholder                       (1,506,783)                            (1,506,783)
Distributions to former stockholder                   (38,145)                               (38,145)
Net income                                            876,386                                876,386
                                                -------------  ---------   -----------  ------------

Balance at February 29, 2000                        5,606,603    476,000      (785,400)    5,097,123

Retirement of treasury stock                         (585,480)  (476,000)      785,400             -
Distributions to stockholder                         (100,492)                              (100,492)
Deferred stock-based compensation                                                                  -
Amortization of deferred stock-based
  compensation                                                                             2,239,665
Net loss                                          (13,293,624)                           (13,293,624)
                                                -------------  ---------   -----------  ------------

Balance at February 28, 2001                    $  (8,372,993)         -   $         -  $ (6,057,328)
                                                =============  =========   ===========  ============



   The accompanying notes are an integral part of these financial statements.

                            Statements of Cash Flows
 For the Years Ended February 28, 2001, February 29, 2000 and February 28, 1999



                                                               2001               2000               1999

Cash flows from operating activities:
    Net income (loss)                                      $(13,293,624)      $    876,386       $  4,079,380
    Adjustments to reconcile net income to net cash
      provided by operating activities:
    Depreciation and amortization                               621,263            248,119            114,072
    Provision for bad debts                                     328,581           (215,500)           215,500
    Amortization of deferred stock-based compensation         2,239,665                 --                 --
    Loss on disposal of fixed assets                            132,040                 --                 --
    Changes in operating assets and liabilities:
      Accounts receivable                                    13,828,311         (4,665,718)        (3,087,054)
      Inventories                                            (3,019,388)        (2,910,683)          (895,365)
      Deferred income taxes                                      67,200            (18,200)           (17,400)
      Contract costs in excess of billings                       96,830            (96,830)                --
      Prepaids and other current assets                      (1,354,120)           (96,390)           (78,323)
      Increase in other long-term assets                        269,442           (159,906)          (150,000)
      Accounts payable                                        6,692,586          3,596,989          1,135,722
      Accrued expenses                                       (3,019,228)         3,990,959            412,594
      Accrued compensation                                     (574,416)           (96,831)           804,062
      Deferred revenue                                           65,875            (54,500)            54,500
      Deferred compensation                                    (152,207)          (253,980)             2,747
                                                           ------------       ------------       ------------

        Net cash provided by operating activities             2,928,810            143,915          2,590,435
                                                           ------------       ------------       ------------

Cash flows from investing activities:
    Purchases of fixed assets                                (3,288,779)          (657,012)          (418,851)
                                                           ------------       ------------       ------------

        Net cash used in investing activities                (3,288,779)          (657,012)          (418,851)
                                                           ------------       ------------       ------------

Cash flows for financing activities:
    Proceeds from loan payable                               49,269,458         14,606,713         28,094,299
    Repayments of loan payable                              (48,805,021)       (11,865,000)       (30,080,000)
    Distributions to stockholder                               (100,492)        (1,544,928)          (118,055)
    Purchase of common stock held in treasury                        --           (785,400)                --
    Issuance of common stock                                         --            199,920                 --
    Payments to related parties                                      --            (98,208)           (67,828)
                                                           ------------       ------------       ------------

        Net cash provided by (used in) financing
          activities                                            363,945            513,097         (2,171,584)
                                                           ------------       ------------       ------------

Net change in cash                                                3,976                 --                 --

Cash at beginning of year                                            --                 --                 --
                                                           ------------       ------------       ------------

Cash at end of year                                        $      3,976       $         --       $         --
                                                           ------------       ------------       ------------

Supplemental Cash Information:
    Interest paid                                          $    376,672       $     35,507       $    116,346
                                                           ============       ============       ============
    State income taxes paid                                $     88,166       $     35,282       $    158,020
                                                           ============       ============       ============
Noncash financing activities:
    Deferred stock-based compensation recorded
      upon issuance of common stock options                $  3,386,533
                                                           ============

   The accompanying notes are an integral part of these financial statements.

1.       NATURE OF BUSINESS

         Articulent, Inc. (the "Company") sells and integrates data management solutions for enterprise computing environments and provides related consulting services. These solutions include hardware and software technologies combined with technical services. The Company markets principally to companies in the northeast United States and maintains four direct sales offices in New York, New Jersey, Massachusetts and Connecticut.

         The Company incurred a net loss of $13,293,624 in the year ended February 28, 2001. The Company had an accumulated deficit of $8,372,993 as of February 28, 2001 and limited cash resources of $3,976 in cash, negative working capital and no borrowing available from its line of credit with a bank. In April of 2001, the Company was acquired by Computer Network Technology Corporation (Note 13) and the Company anticipates that through this acquisition and Computer Network Technology Corporation's available cash resources, the Company will be able to meet its working capital and capital expenditure requirements for the foreseeable future.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         INVENTORIES
         Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

         FIXED ASSETS
         Fixed assets are recorded at cost. Provisions for depreciation are based on the estimated useful lives using the straight-line method. Leasehold improvements are depreciated over the shorter of the remainder of the lease term or the useful life of the improvements. Upon retirement or disposal, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income.

         INCOME TAXES
         Effective March 1, 1995, the Company, with the consent of its stockholder elected "S" Corporation status of the Internal Revenue Code; whereby, income is taxed directly to the Company's stockholder. Accordingly, the Company is generally not liable for federal income taxes. Subchapter S corporation stockholders are required to report their respective share of the Company's taxable income or loss on their individual tax returns and are personally liable for the related tax.

         Certain states in which the Company conducts its operations tax "S" Corporations as well as "S" Corporation stockholders. The Company's effective state tax rate is approximately six percent. On September 1, 2001, the Company elected to change its status to "C" corporation.

         Accordingly, subsequent to September 1, 2000, the Company provides for and reports statutory federal and state income taxes, as necessary. These financial statements also present, on a pro forma basis, federal and state income taxes assuming the Company had been a "C" Corporation for all periods presented.

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes". SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS 109 generally considers all expected future events other than enactment of changes in the tax law or rates.

         Deferred state income taxes are reported using the liability method under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         REVENUE RECOGNITION
         Systems revenue results from product sales which are generally recognized upon shipment providing that persuasive evidence of an arrangement exists, the sales price is fixed or determinable, collectibility is reasonably assured and title and risk of loss have passed to the customer. If the Company has a future obligation to provide services or to obtain customer acceptance, revenues are deferred until this obligation has been met. Shipping and handling fees, if any billed to customers are recognized as revenue. The related costs are recognized in cost of revenues.

         Professional services relate principally to configuration and installation of systems and are recognized upon completion of service projects. Service projects are short-term in duration.

         CONCENTRATION OF CREDIT RISK
         The Company performs on-going credit evaluations of its customers, provides credit on an unsecured basis, and maintains reserves for potential credit losses. Such losses, in the aggregate, have not exceeded management's expectations. Management does not believe that the Company is subject to any unusual credit risk beyond the normal credit risk attendant to operating a business.

         ACCOUNTING FOR STOCK-BASED COMPENSATION
         The Company accounts for stock-based awards to its employees using the intrinsic value based method as prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations and has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (Note 9).

         COMPREHENSIVE INCOME
         The Company reports comprehensive income (loss) in accordance with Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." The comprehensive net income (loss) for the years ended February 28, 2001, February 29,

         2000 and February 28, 1999 does not differ from the reported net income
         (loss) for the respective periods.


3.       BALANCE SHEET COMPONENTS

         Fixed assets consist of the following:


                                                                USEFUL LIFE
                                                                 IN YEARS            2001              2000

         Computer equipment, purchased
           software and office equipment                          3 to 7         $   3,372,240    $      559,338
         Furniture and fixtures                                      7                 721,332           450,243
         Leasehold improvements                                   5 to 9               314,054           258,595
         Automobiles                                                 5                  87,178            69,889
                                                                                 -------------    --------------


                                                                                     4,494,804         1,338,065
         Less:  accumulated depreciation                                            (1,017,198)         (460,221)
                                                                                 -------------    --------------

         Fixed assets, net                                                       $   3,477,606    $      877,844
                                                                                 =============    ==============


         Depreciation expense was $556,977, $192,405 and $104,072 for the years ended February 28, 2001, February 29, 2000 and February 28, 1999, respectively.

         Other current assets consist of the following:


                                                                                     2001              2000
         Rebates due from vendors                                                $     580,631    $       21,235
         Receivables from employees                                                    153,768            20,333
         Future purchase allowances from vendors                                       578,577           123,857
                                                                                 -------------    --------------


                                                                                 $   1,312,976    $      165,425
                                                                                 =============    ==============

         Inventories consist of the following:


                                                                                     2001              2000

         Raw materials                                                           $   4,629,477    $    5,134,697
         Finished goods                                                              3,524,608                 -
                                                                                 -------------    --------------

                                                                                 $   8,154,085    $    5,134,697
                                                                                 =============    ==============

4.       NOTE PAYABLE

         The Company has a line of credit with a bank in the amount of $10,000,000. Borrowings under the line of credit bear interest at the lesser of the bank's base lending rate plus .75% or LIBOR plus 1.50%. The interest rate for borrowings at February 28, 2001 and February 29, 2000 was 7.75% and 8.75%, respectively.

         The note payable is collateralized by all of the assets of the Company. Under the terms of the line of credit, the Company is required to maintain certain financial ratios and other financial conditions, including maintaining a minimum current ratio of 1.25. The line of credit also prohibits the Company from incurring certain additional indebtedness, limits certain investments, advances or loans and restricts substantial asset sales, capital expenditures and cash dividends. At February 28, 2001, the Company was not in compliance with the covenants relating to this line of credit. As a result, the outstanding balance of the line of credit of $3,768,337 has been classified as a current liability. As of February 28, 2001, the Company was prohibited from borrowing under the line of credit due to violation of the covenants.

         Checks written in excess of cash balances were $118,547 and $2,583,900 as of February 29, 2001 and February 29, 2000, respectively, which are funded by the Company's line of credit with the bank.

5.       DEFERRED COMPENSATION

         The Company had deferred compensation agreements with certain key employees. Under this plan, the Company agreed to pay the employees an amount equal to a specified percentage of the increase of the Company's adjusted net worth upon termination of the employee's employment.

         Additionally, upon the sale of substantially all of the Company's assets or more than 50% of the Company's stock, the adjusted net worth would be calculated based on the implicit capital value of the transaction. In October 1998, the Company terminated its deferred compensation agreements in connection with the establishment of the stock option plan described in Note 9.

         The stockholder determined that all amounts due under the deferred compensation agreements were vested as of March 1, 1998 and no additional amounts were earned or accrued subsequent to that date. The total aggregate liability of $396,560 and $548,767 as of February 28, 2001 and February 29, 2000, respectively.

6.       COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES
         The Company leases an office building for its corporate headquarters in Hopkinton, Massachusetts. The Company also leases sales offices in Connecticut, New York and New Jersey and rents a corporate apartment in Massachusetts as a tenant-at-will.

         Total rent expense for the years ended February 28, 2001, February 29, 2000 and February 28, 1999 amounted to $748,654, $287,099 and $221,798, respectively.

         The following is a schedule of future minimum lease payments for the fiscal years ending:

         2002                                                $    371,725
         2003                                                     337,595
         2004                                                     243,159
         2005                                                     105,933
         2006                                                      12,687
                                                             ------------

                                                             $  1,071,099
                                                             ============

         LITIGATION
         In March of 1998, a former employee claimed that the Company had breached certain terms of his employment and deferred compensation agreements and that he was entitled to additional compensation of approximately $1,800,000. The Company denies any liability for any form of compensation claimed by the former employee. The Middlesex Superior Court dismissed the case during fiscal year 2001. The former employee is appealing the decision.

         Management believes the above claim is without merit and the ultimate outcome will not materially affect the financial statements.

7.       STOCKHOLDER'S EQUITY

         The Company was originally incorporated as a Massachusetts corporation in 1989 with 10,000 shares of no par stock authorized. In December 1998, a new company was incorporated in Delaware as Berkshire Computer Products, Inc. with 15,000,000 of $0.01 par value common stock and 1,000,000 of $0.01 par value preferred stock authorized. In December 1998, the Massachusetts corporation merged with the Delaware corporation in a one-for-two conversion of shares. Simultaneously, the Company distributed 7,500,000 shares to its stockholder. As the corporations were commonly controlled entities, the contribution of the business assets was accounted for at historical cost.

         As of February 28, 2001, the Company has 5,524,000 shares of common stock reserved for future issuance under the stock option plan.

         On December 17, 1999 the Company repurchased 476,000 shares of common stock from an employee at the then fair market value of $785,400. These common shares were issued in June 1999 based upon the exercise of vested stock options granted under the Company's stock option plan (Note 9). In fiscal 2001 the Company retired all 476,000 shares of treasury stock.


8.       INCOME TAXES

         The provision for state income taxes consists of the following:


                                                 2001                 2000
         Current                             $          -        $      75,900
         Deferred                                 (85,741)              (9,600)
                                             ------------        -------------

                                             $    (85,741)       $      66,300
                                             ============        =============

         The deferred tax asset consists of the following:


                                                                          2001            2000

          Accounts receivable                                         $   182,500     $    (2,700)
          Inventory reserves                                               90,000          33,200
          Deferred compensation plan                                      158,600          32,900
          Charitable contributions                                         28,700           3,800
          Deferred revenue                                                 26,400               -
          Net operating loss carryforwards                              2,459,700               -
          Valuation allowance                                          (2,945,900)              -
                                                                      -----------     -----------

          Net deferred tax asset                                      $         -     $    67,200
                                                                      ===========     ===========



         The provision (credit) for income taxes differs from the amount computed by applying the U.S. federal income tax rate due to the following items:


                                                                          2001            2000

          Tax at U.S. federal income tax rate                         $(4,765,700)    $   320,500
          State income taxes net of U.S. federal
            income tax benefit                                           (695,200)         66,300
          Recognition of deferred taxes
            upon conversion from S Corp. to C Corp.                      (431,000)              -
          Permanent differences                                           793,900               -
          S Corp. loss (income)                                         2,066,400        (320,500)
          Change in valuation allowance and other                       2,945,900               -
                                                                      -----------     -----------

                                                                      $   (85,700)    $    66,300
                                                                      ===========     ===========


         As of February 28, 2001, Articulent had a federal net operating loss ("NOL") of approximately $5,210,000, which may be available to offset future federal income tax liabilities and expire at various dates through 2021. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences are expected to be available to reduce taxable income. Management has determined that it is more likely than not Articulent will not recognize the benefits of deferred tax assets and, as a result, a valuation allowance of approximately $2,945,900 has been established at February 28, 2001.

         Ownership changes, as defined in the Internal Revenue Code, may limit the amount of NOL that can be utilized to offset future taxable income.


9.       STOCK OPTION PLAN

         In 1998, the Company adopted the 1998 Stock Plan (the "Plan") which provides for the grant of incentive stock options and nonqualified stock options for the purchase of up to 5,000,000 shares of the Company's common stock by officers, employees and consultants of the Company.

         On September 19, 2000, the stock option plan was amended to allow for the purchase of up to 6,000,000 shares.

         Incentive stock options may be granted to any officer or employee at an exercise price per share of not less than 100% of the fair market value per common share on the date of grant of such stock (not less than 110% of fair value in the case of holders of more than 10% of the Company's common stock) and with a term not to exceed five years from the date of the grant. Nonqualified options may be granted to any officer, employee or consultant at an exercise price per share not less than the par value per share. As of February 28, 2001, all options expire ten years from the date of issuance. The vesting period for all options is determined at the time they are granted.

         Had compensation cost been recognized in 2001, 2000 and 1999 based on the fair value of the options as of their grant dates pursuant to the provisions of SFAS 123, the impact on the Company's net income would have been as follows:



                                                    2001                  2000                   1999
                                                 NET INCOME            NET INCOME             NET INCOME

          As reported                         $   (13,293,624)        $   876,386          $    4,079,380
          Pro forma                               (13,626,942)            668,413               3,918,572



         Since options vest over several years and additional option grants are expected to be made in future years, the pro forma effects of applying the fair value method may be material to reported net income or loss in future years.

         In applying the fair value method to determine these pro forma effects, the fair value of each option grant was estimated on the date of grant using the minimum value method option-pricing model. The following assumptions were used: no dividend yield; no volatility; weighted-average risk-free interest rate of 4.7% for 2001 and 5.0% for 2000 and 1999 grants, respectively; and expected lives of three years for 2001, 2000 and 1999.

         In December of 1999, the Company purchased and canceled 844,000 unvested employee stock options for $965,000. The Company recorded this amount as compensation expense in fiscal year 2000.

         A summary of activity under the Company's plan during fiscal 2001, 2000 and 1999 is presented below:


                                                     2001                           2000                         1999
                                           ---------------------------   ---------------------------  ----------------------------
                                                           WEIGHTED -                    WEIGHTED -                    WEIGHTED -
                                                           AVERAGE                       AVERAGE                       AVERAGE
                                                           EXERCISE                      EXERCISE                      EXERCISE
                                              SHARES        PRICE           SHARES        PRICE          SHARES         PRICE

         Outstanding at beginning of
            year                             4,933,700    $    .64        4,765,200    $    .42                -      $      -

         Granted                             4,610,750        0.93        1,488,500        1.15        4,765,200           .42

         Exercised                                   -           -         (476,000)        .42                -             -

         Canceled                           (2,376,350)        .38         (844,000)        .42                -             -
                                            ----------                   ----------                   ----------

         Outstanding at end of year          7,168,100         .30        4,933,700         .64        4,765,200           .42
                                            ==========                   ==========                   ==========

         Options exercisable at year-end     4,669,442         .30        2,793,866         .66        2,158,500           .42

         Weighted-average fair value
           of options granted during
           the year                        $      1.22                   $      .16                   $     .07



         All grants during 2001 were made at the fair market value of the stock on the date of grant.

         Options granted outside of the plan at February 28, 2001 amounted to 1,644,100. The table below presents certain information about stock options outstanding at February 28, 2001:


                                                                     WEIGHTED
                                                                      AVERAGE                        NUMBER
                                          NUMBER                     REMAINING                         OF
          EXERCISE                          OF                      CONTRACTUAL                     OPTIONS
           PRICE                         OPTIONS                    LIFE (YRS)                    EXERCISABLE

           $.30                         7,168,100                     9.92                         4,669,442


         On February 1, 2001, the Company repriced 7,168,100 employee stock options to have an exercise price of $0.30 per share. The Company determined the fair market value of these options to be approximately $0.80 per share as of the date of the repricing and as of February 28, 2001 based upon the acquisition price per share (Note 13). The Company recorded a $3,386,533 deferred stock-based compensation charge related to the repricing of these stock options. The deferred stock-based compensation charge related to unvested options is being amortized over the four-year vesting period. For the fiscal year ended February 28, 2001 a charge of $2,239,665 related to the amortization of vested and unvested options was included in the statement of operations as follows:

          Cost of professional services                          $   165,220
          Sales and marketing expense                              1,218,596
          General and administrative expenses                        855,849
                                                                 -----------

                                                                 $ 2,239,665
                                                                 ===========

         In connection with the acquisition (note 13), in April of 2001, the Company repurchased all vested and unvested employee stock options for $0.77 per share, the Company determined fair market value.


10.      SEGMENT REPORTING

         The Company considers that it has the following two reportable operating segments based on differences in products and services. Operating segments are defined as components of the enterprise about which separate financial information is available that is reviewed regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing their performance.



                                               2001                            2000                            1999
                                                    GROSS                            GROSS                            GROSS
                                     REVENUE        MARGIN             REVENUE       MARGIN           REVENUE        MARGIN

          Systems                   $ 58,311,812   $ 8,509,451      $ 66,512,920  $ 13,964,873     $ 53,748,726   $ 13,058,899
          Professional services       10,611,847     1,315,753         3,537,931     1,301,919        2,331,086        433,338
                                    ------------   -----------      ------------  ------------     ------------   ------------

                                    $ 68,923,659   $ 9,825,204      $ 70,050,851  $ 15,266,792     $ 56,079,812   $ 13,492,237
                                    ============   ===========      ============  ============     ============   ============

         The Company operates only in the United States.


11.      MAJOR CUSTOMERS

         In the year ended February 28, 2001 the Company had one major customer for which sales of $14,209,000 exceeded 10% of the Company's revenue. At February 28, 2001, the Company had two customers with receivable balances of $730,000 and $600,000 that exceeded 10% of its accounts receivable balance. For the year ended February 29, 2000, the Company had no major customers for which sales exceeded 10% of the Company's revenue and no customers with a receivable balance greater than 10% of the accounts receivable balance at February 29, 2000. In the fiscal year ended February 28, 1999, the Company had one customer for which sales of $5,984,000 exceeded 10% of revenue. The Company had a receivable with that customer of $982,000 which exceeded 10% of the Company's accounts receivable balance at February 28, 1999.


12.      RETIREMENT PLANS

         The Company has a 401(k) retirement plan covering substantially all full-time employees. Generally, employees are eligible to participate in the plan if they have been employed by the Company for one year and have met certain age requirements. Generally employees can defer up to 15% of their salary and the Company can make matching contributions for the employees. There were no matching contributions for the years ended February 28, 2001 and February 29, 2000. Effective April 2, 2001, the Company terminated the 401(k) retirement plan.

         The Company established a noncontributory profit-sharing plan providing retirement benefits to substantially all employees with the exception of those employees involved in the sales, consulting, and business development areas. Contributions to the plan are at management's discretion. For the years ended February 28, 2001 and February 29, 2000 the Company contributed $0 and $75,000, respectively, to the plan. Effective April 2, 2001, the Company terminated the profit-sharing plan.


13.      SUBSEQUENT EVENT

         ACQUISITION OF COMPANY BY COMPUTER NETWORK TECHNOLOGY CORPORATION
         On April 3, 2001, all outstanding stock of the Company was acquired by Computer Network Technology Corporation in a purchase transaction for approximately $11.8 million in cash.

Item 7(b).    Pro Forma Financial Information


          Computer Network Technology Corporation and Articulent, Inc.

               Unaudited Pro Forma Combined Financial Information
                 for the Three Month Period ended April 30, 2001
                     and for the Year Ended January 31, 2001

The following unaudited pro forma combined financial information and notes present the effect of the acquisition of Articulent, Inc. on Computer Network Technology Corporation's historical results of operations. The pro forma combined information has been prepared utilizing the purchase method of accounting and the historical consolidated financial statements of Computer Network Technology Corporation for the year ended January 31, 2001 and the three months ended April 30, 2001, and the historical financial statements of Articulent, Inc. for the year ended February 28, 2001 and unaudited two month period ended March 31, 2001. The historical results of Articulent, Inc. for the month ended February 28, 2001, consisting of total revenue of $796,000 and a loss before income taxes of $3.9 million, have been included in the unaudited pro forma combined statement of operations for both the year ended January 31, 2001 and the three months ended April 30, 2001. Computer Network Technology Corporation's historical results for the three months ended April 30, 2001 include the historical results of Articulent, Inc. for the month of April 2001.

The allocation of the purchase price is based on the estimated fair values of the assets acquired and liabilities assumed of Articulent, Inc. at April 3, 2001, and has been prepared and included in the pro forma combined financial information as required by the rules and regulations of the Securities and Exchange Commission. The pro forma combined financial information does not purport to be indicative of the results that actually would have been obtained if the acquisition had been effected on the date indicated, or of the results which may be obtained in the future.

The unaudited pro forma combined statement of operations for the year ended January 31, 2001 and the three months ended April 30, 2001 gives effect to the acquisition as if it took place at the beginning of the respective reporting periods. A pro forma combined balance sheet is not included herein because the transaction is already reflected in the April 30, 2001 consolidated balance sheet of Computer Network Technology Corporation included in Computer Network Technology Corporation's Form 10-Q filing for the three months ended April 30, 2001.

                     Computer Network Technology Corporation
                              And Articulent, Inc.

              Unaudited Pro Forma Combined Statement of Operations
                           Year Ended January 31, 2001

                    (In Thousands, except per share amounts)


                                                         HISTORICAL
                                             ------------------------------------
                                                COMPUTER
                                                NETWORK
                                               TECHNOLOGY          ARTICULENT,                        PRO FORMA
                                              CORPORATION             INC.                             COMBINED
                                               YEAR ENDED          YEAR ENDED                         YEAR ENDED
                                              JANUARY 31,         FEBRUARY 28,         PRO FORMA      JANUARY 31,
                                                  2001                2001            ADJUSTMENTS        2001
                                             -------------       -------------        -----------    ------------
Revenue:
    Product sales                            $     125,432       $      58,312        $              $    183,744
    Service fees                                    50,674              10,612                             61,286
                                             -------------       -------------                       ------------
       Total revenue                               176,106              68,924                            245,030
                                             -------------       -------------                       ------------

Cost of revenue:
    Cost of product sales                           52,873              49,802                            102,675
    Cost of service fees                            30,308               9,296                             39,604
                                             -------------       -------------                       ------------
        Total cost of revenue                       83,181              59,098                            142,279
                                             -------------       -------------                       ------------
Gross profit                                        92,925               9,826                            102,751
                                             -------------       -------------                       ------------

Operating expenses:
    Sales and marketing                             41,019              14,393                             55,412
    Engineering and development                     22,572                   -                             22,572
    General and administrative                       8,697               8,513  (B)           795          18,005
    Restructuring                                     (287)                  -                               (287)
                                             -------------       -------------        -----------    ------------
         Total operating expenses                   72,001              22,906                795          95,702
                                             -------------       -------------        -----------    ------------
Income (loss) from operations                       20,924             (13,080)              (795)          7,049
                                             -------------       -------------        -----------    ------------

Other income (expense)                               3,152                (299)                 -           2,853
                                             -------------       -------------        -----------    ------------

Income (loss) from continuing
    operations before income tax                    24,076             (13,379)              (795)          9,902

Provision (benefit) for income taxes                 7,947                 (86) (C)        (4,494)          3,367
                                             -------------       -------------        -----------    ------------

Income (loss) from continuing
    operations                               $      16,129       $     (13,293)       $     3,699    $      6,535
                                             =============       =============        ===========    ============

Basic income per share from
    continuing operations                    $         .64                                           $        .26
                                             =============                                           ============
Shares                                              25,383                                                 25,283
                                             =============                                           ============

Diluted income per share from
    continuing operations                    $         .58                                           $        .23
                                             =============                                           ============
Shares                                              27,813                                                 27,813
                                             =============                                           ============

                     Computer Network Technology Corporation
                              And Articulent, Inc.

              Unaudited Pro Forma Combined Statement of Operations
                        Three Months Ended April 30, 2001

                    (In Thousands, except per share amounts)


                                                        HISTORICAL
                                             ---------------------------------
                                                COMPUTER
                                                 NETWORK           ARTICULENT,                         PRO FORMA
                                               TECHNOLOGY             INC.                              COMBINED
                                               CORPORATION         TWO MONTH                          THREE MONTHS
                                              THREE MONTHS        PERIOD ENDED                           ENDED
                                                  ENDED            MARCH 31,            PRO FORMA       APRIL 30,
                                             APRIL 30, 2001          2001              ADJUSTMENTS        2001
                                             --------------      -------------        ------------   -------------
Revenue:
    Product sales                            $       16,037      $       6,864        $              $      22,901
    Service fees                                     13,376                853                              14,229
                                             --------------      -------------        -----------    -------------
       Total revenue                                 29,413              7,717                              37,130
                                             --------------      -------------        -----------    -------------

Cost of revenue:
    Cost of product sales                             9,461              5,388                              14,849
    Cost of service fees                              9,487              2,363                              11,850
                                             --------------      -------------        -----------    -------------
        Total cost of revenue                        18,948              7,751                              26,699
                                             --------------      -------------        -----------    -------------
Gross profit (loss)                                  10,465                (34)                             10,431
                                             --------------      -------------        -----------    -------------

Operating expenses:
    Sales and marketing                              10,895              2,373                              13,268
    Engineering and development                       6,284                  -                               6,284
    General and administrative                        2,768              1,252  (B)           133            4,153
    Restructuring                                       996                  -                                 996
                                             --------------      -------------        -----------    -------------
         Total operating expenses                    20,943              3,625                133           24,701
                                             --------------      -------------        -----------    -------------
Loss from operations                                (10,478)            (3,659)              (133)         (14,270)
                                             --------------      -------------        -----------    -------------

Other expense:
    Loss on sale and write-down
      of webMethods stock                           (10,283)                 -                             (10,283)
    Other, net                                        1,852                (93)                              1,759
                                             --------------      -------------        -----------    -------------
  Other expense, net                                 (8,431)               (93)                             (8,524)
                                             --------------      -------------        -----------    -------------

Loss from continuing operations
    before income tax                               (18,909)            (3,752)              (133)         (22,794)

Benefit for income taxes                             (5,931)              (153) (C)        (1,666)          (7,750)
                                             --------------      -------------        -----------    -------------

Loss from continuing operations              $      (12,978)     $      (3,599)       $     1,533    $     (15,044)
                                             ==============      =============        ===========    =============

Loss per share from continuing
    operations                               $         (.44)                                         $        (.51)
                                             ==============                                          =============
Shares                                               29,718                                                 29,718
                                             ==============                                          =============

Diluted loss per share from
    continuing operations                    $         (.44)                                         $        (.51)
                                             ==============                                          =============
Shares                                               29,718                                                 29,718
                                             ==============                                          =============


                     Computer Network Technology Corporation
                              And Articulent, Inc.

                          Notes To Unaudited Pro Forma

                       For The Year Ended January 31, 2001
                  And For The Three Months Ended April 30, 2001


The unaudited pro forma combined financial statements give effect to the following pro forma adjustments relating to the acquisition of Articulent, Inc.:

    (A) The purchase price allocation for the acquisition of Articulent, Inc. was based on the fair value of the assets acquired and liabilities assumed and is summarized as follows:

               Purchase Price:

                   Cash paid                                $      11,774

                   Transaction costs                                  586
                                                            -------------
                       Total purchase consideration         $      12,360
                                                            =============
               Fair Values of Assets Acquired and
               Liabilities Assumed:

                   Cash                                     $         624

                   Accounts receivable                             10,287

                   Inventory                                        4,446

                   Fixed assets                                     3,393

                   Goodwill                                        14,314

                   Deferred taxes                                   3,107

                   Other assets                                       583

                   Accounts payable                               (18,302)

                   Accrued expenses                                (2,324)

                   Note payable                                    (3,768)
                                                            -------------
                        Total purchase consideration        $      12,360
                                                            =============

         In addition, contingent consideration in the amount of $3.5 million will be due to Articulent's founder, Ernie Parsons, and bonus payments of $6.5 million will be due to other employees of Articulent in the event certain revenue and operating income targets of Articulent are achieved.

    (B) To record amortization expense for goodwill based on an estimated useful life of 18 years and assuming the acquisition took place at the beginning of the respective reporting periods.

    (C) The provision for income taxes has been adjusted to reflect the approximate income tax provision that would have been required based upon the pro form combined results and the effective statutory tax rate of 34%.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:    June 14, 2001                           COMPUTER NETWORK
                                                 TECHNOLOGY CORPORATION


                                                 By /s/ Gregory T. Barnum
                                                    ---------------------
                                                    Gregory T. Barnum
                                                    Chief Financial Officer

                                  EXHIBIT INDEX



23       Consent of Independent Accountants.................Electronically Filed

99.1 Calculation of Additional Purchase Price (incorporated by reference to current report on Form 8-K dated April 17, 2001).

99.2 Articulent One-Time Bonus Plan (incorporated by reference to current report on Form 8-K dated April 17, 2001).